SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

            SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 20, 2005, the Board of Directors of Washington Mutual, Inc. (the “Company”) elected Thomas C. Leppert to the Board of Directors of the Company, effective immediately.  Mr. Leppert is currently the chairman and chief executive officer of The Turner Corporation, one of the largest commercial construction companies in the United States.  Prior to joining Turner, Mr. Leppert served as trustee of the Estate of James Campbell and vice chairman of Pacific Century Financial Corporation and its primary subsidiary, the Bank of Hawaii.  Mr. Leppert also served as chairman and chief executive officer of Pacific Century Bank and Pacific Century Leasing.  Earlier in his career, Mr. Leppert was a national partner with the Trammell Crow Company and was appointed by President Reagan as a White House Fellow in 1984.  Mr. Leppert’s initial term as a director of the Company will expire as of the Company’s 2006 annual meeting of shareholders, and he was appointed to the Board’s Audit Committee and Governance Committee.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

As disclosed under Item 5.02, on September 20, 2005, the Board of Directors of the Company elected Thomas C. Leppert to the Board of Directors, effective immediately.  The Company’s press release announcing the election of Thomas C. Leppert to the Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)                Exhibits

99.1            Press Release, dated September 20, 2005, announcing the election of Thomas C. Leppert to the Board of Directors

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 20, 2005, announcing the election of Thomas C. Leppert to the Board of Directors